Exhibit 99.2 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations Total brand (%) (3) Location specific (%) 28 2.9 7.8 21 1.0 5.7 13 3.1 17.2 12 1.1 9.9 20 1.7 6.3 27 2.0 11.2 12 2.2 14.6 12 2.3 14.6 Number of locations Total brand (%) (3) Location specific (%) Number of locations Total brand (%) (3) Location specific (%) 27 2.4 8.4 33 6.9 13.5 15 3.4 11.7 20 1.8 9.0 27 4.1 9.6 39 4.0 10.2 12 1.6 14.0 17 4.5 18.5 (1) (2) (3) (4) (5) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. Auto Homeowners (5) Excludes the impact to average premium from inflation in insured home replacement costs and other aging factor adjustments, which could be significant. Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations. Total Allstate brand implemented auto insurance rate increases totaled $810 million in the third quarter of 2024, $264 million in the second quarter of 2024, $685 million in the first quarter of 2024 and $1.81 billion in the fourth quarter of 2023. Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. Allstate brand Auto Homeowners (5) National General The Allstate Corporation Three months ended June 30, 2024 Three months ended December 31, 2023 Three months ended March 31, 2024 National General Auto Homeowners (5) Allstate brand Auto Homeowners (5) Three months ended September 30, 2024 Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written